FOR IMMEDIATE RELEASE
Nicole Culbertson
(650) 849-1649

Essex Announces Third Quarter 2006 Earnings Results
FFO Guidance Range Increased To $4.98 - $5.02 Per Share

Palo Alto, California—November 1, 2006—Essex Property Trust, Inc. (NYSE:ESS) announces its third quarter 2006 earnings results and related business activities.

Net income available to common stockholders for the quarter ended September 30, 2006 totaled $10.7 million, or $0.45 per diluted share, compared to net income available to common stockholders of $8.3 million, or $0.35 per diluted share, for the quarter ended September 30, 2005. Funds from Operations (“FFO”) increased 8.9% to $32.9 million or $1.26 per diluted share for the quarter ended September 30, 2006, compared to $29.7 million, or $1.15 per diluted share for the quarter ended September 30, 2005.

Commenting on Essex’s third quarter results, Keith R. Guericke, President and Chief Executive Officer for the Company stated, “We are delighted by the strong growth from our supply-constrained markets during the third quarter.” He continued, “We expect to meet or exceed our development, redevelopment and acquisitions expectations for the year and we are increasing our FFO guidance range to $4.98-$5.02 per diluted share.”

SAME-PROPERTY OPERATIONS

Same-property operating results exclude properties that do not have comparable results for the three months ended September 30, 2006 and 2005. The table below illustrates the percentage change in same-property revenues, operating expenses, and net operating income (“NOI”) for the quarter ended September 30, 2006, compared to the quarter ended September 30, 2005:

	Q3 2006 compared to Q3 2005
	Revenues	Expenses	NOI
Southern California	5.9%	5.0%	6.3%
San Francisco Bay Area	10.3%	6.3%	12.5%
Seattle	11.2%	11.2%	11.2%
Same-Property Average	7.7%	6.4%	8.4%

The following is the sequential percentage change in same-property revenues, expenses, and NOI for the three months ended September 30, 2006 versus the three months ended June 30, 2006:

	Q3 2006 compared to Q2 2006
	Revenues	Expenses	NOI
Southern California	2.8%	2.3%	3.0%
San Francisco Bay Area	2.6%	4.5%	1.7%
Seattle	4.5%	10.5%	1.1%
Same-Property Average	3.0%	4.3%	2.4%

SAME-PROPERTY OPERATIONS - Continued

The following is the same-property financial occupancies for the quarters ended:

	9/30/06	6/30/06	9/30/05
Southern California	96.6%	96.0%	96.8%
San Francisco Bay Area	97.0%	97.8%	96.9%
Seattle	97.1%	97.6%	97.1%
Same-Property Average	96.8%	96.7%	96.8%

The Company’s FFO, excluding non-recurring items, increased 14.0% or $4.3 million for the quarter ended September 30, 2006 compared to the prior year quarter. A reconciliation of FFO for non-recurring items can be found on page S-3 in the Company’s Financial Supplemental Information package. The following non-recurring items impacted the Company’s third quarter results for 2006 and 2005:

•	Promote income from Essex Apartment Value Fund I increased FFO in the amount of approximately $1.0 million and $.9 million during third quarter of 2006 and 2005, respectively.
•	In 2006, gains of $1.1 million, net of taxes and allocated costs, related to the sale of condominium units at Peregrine Point generated FFO of approximately $.5 million, or $.02 per diluted share.
•	In 2005, income from a condominium loan increased FFO by $1.8 million, net of taxes and allocated expenses.

ACQUISITIONS/DISPOSITIONS

During the third quarter of 2006, the Company acquired Hillsdale Garden Apartments, a 697-unit community located in San Mateo, California for approximately $97.3 million. The property is subject to a ground lease with annual payments of $46,000 that will expire in 2047.

During October 2006, the Company acquired Belmont Terrace, a 71-unit community located in Belmont, California for approximately $14.7 million in a transaction structured as an UpREIT. The community was built in 1974 and consists of one four-story building located in the Belmont hills.

Currently, the Company is in the process of a condo conversion at Peregrine Point, a taxable REIT subsidiary (TRS), in Issaquah, Washington. In April of 2006 the property was reclassified from a rental property to real estate under development held for sale. During the third quarter of 2006, the Company sold 28 of the 66 available condominiums.

Through the nine months ended September 30, 2006, the Company has acquired approximately $271 million in assets, including Fund II acquisitions, surpassing its initial projection of $200 million. Acquisition strategy continues to focus on the Northern California and Seattle markets.

DEVELOPMENT

“Our development team continues to make excellent headway and will exceed $200 million in construction starts in 2006. Consequently, we have increased our development pipeline to over $900 million in total costs,” stated John Eudy, Executive Vice President, Development.

During the third quarter of 2006, the Company completed the shoring, foundation, and construction of most structural portions of the garage at Northwest Gateway, a 275-unit development in Los Angeles, California. The property is scheduled to begin leasing activities in December 2007.

During the first quarter of 2007, the Company will commence construction on 100 Grand in Oakland, California. The development will include a 22-story high rise building containing 238 units and 7,843 square feet of retail space. The development location is adjacent to the thriving uptown business district which will include a new Whole Foods Market retail complex, a new Arch Diocese and several new upscale condominium projects. In regards to the development, John Eudy stated, “Having recently built a 270-unit community (The Essex on Lake Merritt) in the immediate area, we are familiar with the market and the unique opportunity this location affords us to build an upscale apartment community.” He continued, “When we decided to take advantage of the condominium conversion opportunity at The Essex on Lake Merritt, we immediately found a comparable site (100 Grand) to repeat the same rental success.”

The Company’s development pipeline, including predevelopment, development and other projects (TRS), currently has approximately 2,900 units in various stages of development with a total estimated cost of approximately $900 million.

Additional information pertaining to the geographic locations, as well as ownership interests in these projects can be found on page S-9 in the Company’s Financial Supplemental Information package.

ESSEX APARTMENT VALUE FUND II, L.P.

The Essex Apartment Value Fund II, L.P. (“Fund II”) acquired two communities in September of 2006. Renaissance Apartments, a 168-unit apartment community located in Los Angeles, California was acquired for approximately $46.3 million and Alderwood Park Apartments, a 96-unit apartment community located in Newark, California was acquired for approximately $13.4 million.

During the third quarter of 2006, Fund II development activities continued to prosper. In August, the Company commenced construction of Lake Union in Seattle which is scheduled for completion in January 2008. Chatsworth, a 119-unit development in Los Angeles, California, is scheduled to begin construction in the second quarter of 2007.

As of October 31, 2006, management has determined that Fund II is fully committed and closed for any future acquisitions or development.

REDEVELOPMENT ACTIVITIES

As of September 30, 2006, the Company had 8 redevelopment communities (2,600 units) in various stages of renovation, with estimated redevelopment costs of $65 million. “Our redevelopment team has doubled its size over the past 18 months to eight redevelopment project managers, and is now active in each of the Company’s West coast markets,” said Tom Flitsch, Vice President, Redevelopment.

Currently, the initial stages of redevelopment activity are underway at Pathways, a 296-unit apartment community located in Long Beach, California. The property, which was built in 1975, will undergo renovations to its exterior, conversion of the old leasing center to a fitness center, extensive interior unit upgrades to include installation of washer and dryers. The community is expected to begin interior unit renovations in the first quarter of 2007, with completion of redevelopment expected in early 2009.

Treetops Apartments, a 172-unit property located in Fremont, California is in the initial stages of redevelopment activity. The property, built in 1978, will undergo exterior renovations including the replacement of siding and roofing and landscaping improvements, as well as renovation of the leasing center and laundry facilities. The property renovation will include extensive interior renovation of 75% of the units as well as the conversion of approximately 20 two-bedroom, one-bathroom units to add an additional bathroom and washer and dryer. Interior renovations are expected to begin in the first quarter of 2007, with completion of the entire project in late 2008.

Montclaire, formerly known as Oak Pointe, a 390-unit property located in Sunnyvale, California is currently in Phase II of its redevelopment program. The property has already undergone renovation of the leasing and fitness center, as well as pool and spa area. Phase II will include the interior renovation of 354 units as well as replacement of the balcony railings. Completion of the entire redevelopment project is expected in late 2008.

All projects will contribute to the Company’s expected redevelopment goal of a 10% to 12% incremental return on invested capital. A summary of the major redevelopment projects can be found on page S-10 in the Company’s Supplemental Financial Information Package.

LIQUIDITY AND BALANCE SHEET

During the third quarter of 2006, the Company sold 5.98 million shares of its 4.875% Series G Cumulative Convertible Preferred Stock at $25 per share for estimated gross proceeds of $149.5 million. Holders may convert Series G Preferred Stock into shares of the Company’s common stock subject to certain conditions. The conversion rate will initially be .1830 shares of common stock per the $25 share liquidation preference, which is equivalent to an initial conversion price of approximately $136.62 per share of common stock (the conversion rate will be subject to adjustment upon the occurrence of specified events). On or after July 31, 2011, the Company may, under certain circumstances, cause some or all of the Series G Preferred Stock to be converted into that number of shares of common stock at the then prevailing conversion rate. During the third quarter of 2006, the Company issued and sold approximately 114,100 shares of common stock for $12.4 million, net of fees and commissions. The Company used the net proceeds from the offerings to pay down outstanding borrowings under the Company’s lines of credit, to fund the development pipeline and for general corporate purposes.

During the third quarter of 2006, the Company entered into a ten-year forward-starting interest rate swap for a notional amount of $50 million and a settlement date in the first quarter of 2011. As of September 30, 2006, the Company’s ten-year forward-starting interest rate swaps totaled $400 million with rates ranging from 4.9% to 5.9% and settlement dates from October 1, 2007 through February 1, 2011.

GUIDANCE

The Company is increasing its 2006 guidance to an estimated FFO range of $4.98 - $5.02 per diluted share. The revision reflects the better than expected regional and national economic strength that is currently benefiting the Company’s targeted supplied constrained markets.

CONFERENCE CALL INFORMATION

The Company will host an earnings conference call with management on Thursday, November 2, 2006, at 9:00 a.m. PDT or 12:00 p.m. EDT, which can be accessed by:

•	Internet at (replay available for 90 days following the live call);
•	Phone by dialing (866) 713-8395 and entering the passcode 14603329 (replay available digitally for 7 days at (888) 286-8010 using the passcode, 28248181).

Essex Property Trust, Inc., located in Palo Alto, California and traded on the New York Stock Exchange (ESS), is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast communities. Essex currently has ownership interests in 130 apartment communities 27,562 units, and has 908 units in various stages of development. Additional information about Essex can be found on the Company’s web site at www.essexpropertytrust.com.

This press release and accompanying supplemental financial information has been filed electronically on Form
8-K with the Securities and Exchange Commission and can be accessed on the Company’s Web site at www.essexpropertytrust.com. If you are unable to obtain the information via the Web, please contact the Company’s Investor Relations department at (650) 849-1649.

FUNDS FROM OPERATIONS RECONCILIATION

Funds from Operations, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITS for non-cash charges such as depreciation and amortization of rental properties, gains/losses on sales of real estate and extraordinary items. Management considers FFO to be a useful financial performance measurement of an equity REIT because, together with net income and cash flows, FFO provides investors with an additional basis to evaluate the performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures.

FFO does not represent net income or cash flows from operations as defined by generally accepted accounting principles (GAAP) and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO does not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO also does not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of Funds from Operations to all periods presented; however, Funds from Operations as disclosed by other REITs may not be comparable to the Company's calculation of FFO. The following table sets forth the Company’s calculation of FFO for the three months ended September 30, 2006 and 2005.

	Three Months Ended 9/30/06
Funds from operations	2006	2005
Net income available to common stockholders	10,686	8,259
Adjustments:
Depreciation and amortization	20,666	20,323
Co-investments (1)	841	147
Gains not included in FFO (2)	(714)	-
Minority interests	1,376	937
Funds from operations	32,855	29,666

(1)	Amount includes the following: (i) depreciation add back for Fund II assets and minority interests, (ii) joint venture NOI, and (iii) City Heights land lease income not recognized for GAAP.
(2)	Amount includes accumulated depreciation on Peregrine Point condominium sales.

This earnings release also presents FFO results that exclude certain non-recurring items. Management believes that the presentation of such results is useful to investors because they illuminate underlying operational trends by excluding significant non-recurring or otherwise unusual transactions. Our criteria for excluding non-recurring its may differ from methods of other companies and should not be regarded as a replacement for corresponding GAAP measures. A reconciliation of FFO for non-recurring items can be found on page S-3 in the Company’s Financial Supplemental Information package.

SAFE HARBOR STATEMENT UNDER THE PRIVATE LITIGATION REFORM ACT OF 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding 2006 FFO per share estimates, anticipated timing of the completion and stabilization of property developments and redevelopments, the anticipated costs and investment returns of property developments and redevelopments, the Company’s projected development projects in 2006 and the Company will exceed its development, redevelopment and acquisitions expectations.. The Company's actual results may differ materially from those projected in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in market demand for rental units and the impact of competition and competitive pricing, changes in economic conditions, unexpected delays in the development and stabilization of development and redevelopment projects, unexpected difficulties in leasing of development and redevelopment projects, total costs of renovation and development investments exceeding our projections and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). All forward-looking statements are made as of today, and the Company assumes no obligation to update this information. For more details relating to risk and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent Report on Form 10-K for the year ended December 31, 2005.

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